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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Evergreen Media Corporation:

We consent to incorporation by reference herein of our report dated March 28, 1997, relating to the consolidated balance sheets of WDAS-AM/FM (station owned and operated by Beasley FM Acquisition Corp.) as of December 31, 1996 and the related combined statements of earnings and station equity and cash flows for the year ended December 31, 1996, which report appears in the Form 8-K dated May 30, 1997 and filed June 4, 1997 by Evergreen Media Corporation.

                                            KPMG PEAT MARWICK LLP

St. Petersburg, Florida
July 31, 1997